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                                   EXHIBIT 2

                        DISSOLUTION REPORTING AGREEMENT
                        -------------------------------


     In consideration of the mutual covenants herein contained, each of the parties hereto represents to and agrees with the other party as follows:

     1. Schedule 13G pertaining to the Common Stock, no par value, of Data Processing Resources Corporation the Joint Reporting Agreement dated as of February 13, 1997 among the undersigned parties is terminated and shall be of no further force or effect.

     2.   The group consisting of the undersigned filing persons of the
Schedule 13G/A is hereby terminated effective immediately following the filing of the Schedule 13G/A and all further filings for transactions with respect to the Common Stock, if required, will be filed individually by each person or entity.

     This agreement may be executed in one or more counterparts, each of which shall be deemed to be an original instrument, but all of such counterparts together shall constitute but one agreement.

Dated:  February 17, 1998


                                             RLH DPRC, L.P.
                                             a California limited partnership

                                             By:  Riordan Lewis & Haden
                                                  Its:  General Partner


                                             By:  /s/ J. Christopher Lewis
                                                  ------------------------------
                                                  J. Christopher Lewis
                                                  General Partner


                                             /s/ J. Christopher Lewis
                                             -----------------------------------
                                             J. Christopher Lewis

                                             /s/ Patrick C. Haden
                                             -----------------------------------
                                             Patrick C. Haden




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